EXHIBIT 99

                              COMMERCE CORPORATION
                               12320 Jackson Road
                        St. Francisville, Louisiana 70775

                                      PROXY

         This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints                    and
    , or any of them (with full power to act alone and to appoint a substitute), as Proxies, and hereby authorizes them to represent and to vote all the shares of common stock of Commerce Corporation ("Commerce Corporation") held of record by the undersigned on May 1, 1997, at the special meeting of shareholders (the "Special Meeting") to be held on Wednesday, June 18, 1997 at 1:00 p.m., local time, and at any and all adjournments thereof as follows:

      1. The proposal to approve and adopt the Agreement and Plan of Merger and related Company Merger Agreement by and among Hancock Holding Company and Commerce Corporation whereby Commerce Corporation will be merged with and into Hancock Holding Company and Bank of Commerce & Trust Co. will be merged with and into Hancock Bank of Louisiana.

            FOR   ________       AGAINST  _________          ABSTAIN  ________

      2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" Proposal 1.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR DISCRETION.


      Please sign exactly as your name appears on certificate(s) representing shares to be voted by this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by an authorized person. If shares are held as joint tenants, each holder should sign.

Dated ___________________, 1997







SIGNATURE OF SHAREHOLDER                  SIGNATURE OF SHAREHOLDER

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE